UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:          March 28, 2013
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-3016	WISCONSIN PUBLIC SERVICE CORPORATION (A Wisconsin Corporation) 700 North Adams Street P. O. Box 19001 Green Bay, WI 54307-9001 (800) 450-7260	39-0715160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Entry into a Material Definitive Agreement

On March 28, 2013, Wisconsin Public Service Corporation (WPS) acquired all of the equity interests in Fox Energy Company LLC from Fox Energy OP, L.P., a subsidiary of GE, and Fox River Power, LLC, a subsidiary of Tyr Energy, Inc. The purchase included the Fox Energy Center, a 593-megawatt combined-cycle electric generating facility located in Kaukauna, Wisconsin, and associated contracts.

WPS paid $391.6 million to purchase Fox Energy Company LLC, subject to post-closing working capital adjustments.

Prior to the purchase, WPS supplied natural gas for the facility and purchased 500 megawatts of capacity and the associated energy output under a tolling agreement. WPS paid $50.0 million for the early termination of the tolling agreement.

The purchase was financed with a combination of short-term debt and cash flow from operations. The short-term debt will be replaced later in 2013 with long-term financing.

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibit is being filed herewith:

		99	Press release of Integrys Energy Group, Inc. dated March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN PUBLIC SERVICE CORPORATION By: /s/ James F. Schott James F. Schott Vice President and Chief Financial Officer

Date: April 2, 2013

WISCONSIN PUBLIC SERVICE CORPORATION

Exhibit Index to Form 8-K
Dated March 28, 2013

Exhibit Number

99	Press release of Integrys Energy Group, Inc. dated March 28, 2013